Exhibit 3.99
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/16/2002
020454005 — 3547999
CERTIFICATE OF FORMATION
OF
CLUB SUNTERRA, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Club Sunterra, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

CERTIFICATE OF AMENDMENT
OF
CLUB SUNTERRA, LLC
     1. The name of the limited liability company is CLUB SUNTERRA, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
CLUB SUNTERRA DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Club Sunterra, LLC this 31st day of July 2003.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 09:00 AM 08/15/2003 FILED 09:00 AM 08/15/2003 SRV 030534325 — 3547999 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
CLUB SUNTERRA DEVELOPMENT, LLC
     CLUB SUNTERRA DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is: CLUB SUNTERRA DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 15, 2004.

/s/ Paul J. Hagan
Paul J. Hagan, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:07 PM 01/23/2004 FILED 11:43 AM 01/23/2004 SRV 040049558 — 3547999 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:19 PM 10/17/2007
FILED 07:19 PM 10/17/2007
SRV 071127932 — 3547999 FILE
CERTIFICATE OF AMENDMENT
OF
CLUB SUNTERRA DEVELOPMENT, LLC
     1. The name of the limited liability company is CLUB SUNTERRA DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company Is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS U.S. COLLECTION DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Club Sunterra Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person